Exhibit 10.6

Execution Copy

SECURITIES PURCHASE AGREEMENT

by and among

ABRAXAS PETROLEUM CORPORATION

and

THE PURCHASERS NAMED IN THIS AGREEMENT

TABLE OF CONTENTS

Page

1.	Definitions	1

2.	Agreement to Purchase Securities.	5

2.1	Sale and Issuance of Common Stock	5

2.2	Issuance of Warrants	6

3.	Closing	6

4.	Purchasers’ Representations and Warranties	6

4.1	Organization; Authority	6

4.2	Compliance with Laws and Other Instruments	6

4.3	Consents	6

4.4	Investment Intent	7

4.5	Access to Information	7

4.6	Nature of Purchasers	7

4.7	Knowledge and Experience	7

4.8	Suitability and Reliance on Own Advisors	7

4.9	Ability to Bear Risk of Loss	8

4.10	Non-Registered Common Stock	8

4.11	Truth and Accuracy	8

4.12	Brokers or Finders	8

4.13	Certain Trading Activities	8

5.	Issuer’s Representations and Warranties	9

5.1	Corporate Existence; Authority	9

5.2	Enforceability	9

5.3	Capitalization	9

5.4	Formation of Subsidiaries	10

5.5	Ownership of Subsidiaries	10

5.6	No Conflicts	10

5.7	SEC Documents.	10

5.8	Litigation	11

5.9	No Material Adverse Change	11

5.10	Environmental	11

5.11	No Consents	12

5.12	Compliance with Laws, Other Instruments	12

5.13	Observance of Agreements, Statutes and Orders	12

5.14	Private Placement	13

5.15	Brokers or Finders	13

5.16	No Integrated Offering	13

5.17	Foreign Corrupt Practices Act	13

5.18	Internal Controls	13

5.19	Listing	14

5.20	Use of Proceeds	14

5.21	Title to Properties and Assets; Liens, Etc	14

5.22	Intellectual Property.	14

5.23	Tax Returns and Payments	15

5.24	Employees; Employee Benefits.	17

5.25	Registration Rights and Voting Rights; Preemptive Rights.	18

5.26	Insurance	18

5.27	Full Disclosure	18

6.	Issuer Closing Deliveries	18

6.1	MLP Closing	18

6.2	Opinion of Issuer’s Counsel	19

6.3	Certificates	19

6.4	Secretary’s Certificate	19

7.	Purchaser Closing Deliveries	19

7.1	MLP Closing	19

7.2	Payment of Purchase Price	19

8.	Restrictions on Transfer.	19

8.1	Resale Restrictions	19

8.2	Short Selling Acknowledgement and Agreement	20

8.3	Restrictive Legend	20

8.4	Illiquid Investment	20

9.	Registration of the Purchased Shares; Compliance with the Securities Act.	20

9.1	Registration Procedures and Other Matters	20

9.2	Failure of Registration Statement to Become Effective	23

9.3	Transfer of Shares After Registration; Suspension.	24

9.4	Indemnification.	25

9.5	Registration Expenses	29

9.6	Termination of Conditions and Obligations	29

10.	Notices	29

11.	Reliance	30

12.	Miscellaneous.	30

12.1	Survival	30

12.2	Assignment	30

12.3	Execution and Delivery of Agreement	30

12.4	Titles	30

12.5	Severability	30

12.6	Entire Agreement	31

12.7	Waiver and Amendment	31

12.8	Counterparts	31

12.9	Governing Law	31

12.10	Submission to Jurisdiction	31

12.11	Attorney’s Fees	32

12.12	Independent Nature of Purchaser’s Obligations and Rights	32

12.13	Successors and Assigns	32

12.14	Remedies	33

SCHEDULES:

1.	List of Purchasers and Commitment Amounts

EXHIBITS:

A.	Form of Warrant
B.	Form of Opinion of Issuer’s Counsel

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into as of the 25th day of May, 2007, by and between Abraxas Petroleum Corporation, a Nevada corporation (the “Issuer”), and each of the persons listed on Schedule 1 attached to this Agreement (each a “Purchaser” and collectively the “Purchasers”).

W I T N E S S E T H

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, the Issuer desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Issuer, certain securities of the Issuer as more fully described in this Agreement (the “Private Placement”);

WHEREAS, it is a condition to the obligations of the Purchasers hereunder that the Issuer provide the Purchasers with certain registration rights as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

1.	Definitions. The following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“AMEX” means the American Stock Exchange.

“Annual Report” has the meaning set forth in Section 5.7(b).

“Benefit Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is covered by ERISA and with respect to which any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Black Out Period” has the meaning set forth in Section 9.3(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Closing” has the meaning set forth in Section 3.

“Closing Date” has the meaning set forth in Section 3.

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“Common Stock” has the meaning set forth in Section 2.1.

“Effectiveness Date” has the meaning set forth in Section 9.1(b).

“Environmental Laws and Regulations” means all Laws of any Governmental Authority relating to pollution, nuisance, natural resources or the protection of health and safety (relating to exposure to Hazardous Materials), the environment, (including emissions, discharges, Releases, or threatened Releases of any Hazardous Material; and the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material) in effect as of the date hereof including, without limitation, (i) the Federal Clean Air Act, 42 U.S.C. §§ 7401 et seq.; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq.; (iii) the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §§ 1101 et seq.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; (vi) the Solid Waste Disposal Act, 42 U.S.C. §§ 6901 et seq.; (vii) the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; and (viii) the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” has the meaning set forth in Section 5.25(c).

“Evaluation Date” has the meaning set forth in Section 5.18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange and Registration Rights Agreement” means that certain Exchange and Registration Rights Agreement dated as of May 25, 2007, among Issuer, Abraxas Energy Partners, L.P. and the purchasers named therein.

“FCPA” has the meaning set forth in Section 5.17.

“Filing Date” has the meaning set forth in Section 9.1(a).

“Floating Rate Senior Secured Notes” means the Floating Rate Senior Secured Notes due 2009 issued by the Issuer pursuant to that certain Indenture dated as of October 23, 2004 by and among the Issuer, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee.

“Governmental Authority” means any United States or foreign, federal, state, local or provincial government or any governmental, regulatory or administrative authority, agency, commission, body or other entity or any court, tribunal, or judicial or arbitral body.

“Hazardous Materials” means any substance that is designated, defined or classified under any applicable Environmental Laws and Regulations as a hazardous, infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which, or is otherwise regulated

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or requires removal, remediation or reporting under any applicable Environmental Laws and Regulations. Hazardous Materials include, without limitation, anything which is: (i) defined as a “pollutant” pursuant to 33 U.S.C. § 1362(6) as of the date of this Agreement; (ii) defined as a “hazardous waste” pursuant to 42 U.S.C. § 6921 as of the date of this Agreement; (iii) defined as a “regulated substance” pursuant to 42 U.S.C. § 6991 as of the date of this Agreement; (iv) defined as a “hazardous substance” pursuant to 42 U.S.C. § 9601(14) as of the date of this Agreement; (v) defined as a “pollutant or contaminant” pursuant to 42 U.S.C. § 9601(33) as of the date of this Agreement; (vi) petroleum; (vii) asbestos; (viii) polychlorinated biphenyl; and (ix) radon.

“Issuer” has the meaning set forth in the introductory paragraph.

“Law” means any United States or foreign, federal, state, local or provincial statute, treaty, law, ordinance, regulation, rule, code, judgment, injunction, decree, Order or other requirement or rule of law in effect as of the date hereof.

“Liquidated Damages Amount” has the meaning set forth in Section 9.2.

“Material Adverse Effect” means with respect to any Person (i) a material adverse effect on the legality, validity or enforceability of this Agreement, the Purchased Shares or the Warrants, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of any such Person, (iii) a material adverse effect on the ability of such Person to perform in any material respect on a timely basis its obligations under this Agreement, or (iv) an event which would reasonably be expected to subject such Person to any material liability.

“MLP” means Abraxas Energy Partners, L.P., a Delaware limited partnership

“MLP Closing” means the Closing as such term is defined in the MLP Purchase Agreement.

“MLP Purchase Agreement” means that certain Purchase Agreement dated as of even date herewith, by and among the Issuer, Abraxas Energy Partners, L.P., Abraxas General Partner, LLC, and the purchasers listed therein.

“Order” means the entry in any judicial or administrative proceeding brought under any Law by any Governmental Authority or any other Person of any permanent or preliminary injunction or other order.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability Issuer, joint stock Issuer, government (or an agency or subdivision thereof) or any court or other federal, state, local or other Governmental Authority or other entity of any kind.

“Placement Agent” means A.G. Edwards & Sons, Inc.

“PowerPoint Presentation” means the PowerPoint Presentation titled “Private Placement of Common Stock” dated April 2007.

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“Preliminary Prospectuses” and individually, “Preliminary Prospectus” has the meaning set forth in 9.1(e).

“Private Placement” has the meaning set forth in the recitals.

“Prospectus” has the meaning set forth in 9.1(c).

“Purchase Price” has the meaning set forth in Section 2.1.

“Purchased Shares” has the meaning set forth in Section 2.1.

“Purchaser” and collectively the “Purchasers” has the meaning set forth in the introductory paragraph.

“Purchaser Underwriter Registration Statement” has the meaning set forth in Section 9.1.

“Quarterly Report” has the meaning set forth in Section 5.7(b).

“Registrable Securities” means (i) the Purchased Shares, (ii) the Warrant Shares and (iii) Common Stock issued as Liquidated Damages pursuant to Section 9.2 of this Agreement, if any, all of which Registrable Securities are subject to the rights provided herein until such rights terminate pursuant to the provisions hereof.

“Registration Statement” has the meaning set forth in Section 9.1(a).

“Release” means the active or passive spilling, emitting, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment.

“SEC” has the meaning set forth in Section 9.1(a).

“SEC Filings” has the meaning set forth in Section 5.7.

“Securities Act” has the meaning set forth in Section 4.4.

“Selling Stockholder Indemnified Parties” has the meaning set forth in Section 9.4(b).

“Series A Preferred Stock” has the meaning set forth in Section 5.3(a).

“Senior Credit Agreement” means that certain Loan Agreement dated as of October 28, 2004 by and among the Issuer, the subsidiaries of the Issuer named therein, the lenders signatory thereto and Wells Fargo Foothill, Inc.

“Series B Preferred Stock” has the meaning set forth in Section 5.3(a).

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act)

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and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares or member interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (b) a partnership (whether general or limited) or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership or member of such limited liability company, but only if more than 50% of the partnership or member interests of such partnership or limited liability company (considering all of the partnership or member interests of the partnership or limited liability company as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation, partnership or limited liability company) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Suspension” has the meaning set forth in Section 9.3(c).

“Suspension Notice” has the meaning set forth in Section 9.3(c).

“Tax” or “Taxes” has the meaning set forth in Section 5.23.

“Tax Returns” has the meaning set forth in Section 5.23.

“Trading Affiliate” means an Affiliate of a Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Purchased Shares and the Warrant, and (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading.

“Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Warrant Shares” has the meaning set forth in Section 4.4.

“Warrants” has the meaning set forth in Section 2.2.

2.	Agreement to Purchase Securities.

2.1         Sale and Issuance of Common Stock. Subject to the terms and conditions set forth in this Agreement, each Purchaser hereby agrees, severally and not jointly, to purchase at the Closing, and the Issuer agrees to sell and issue to each Purchaser at the Closing the number of

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shares of the Issuer’s Common Stock, par value $.01 per share (“Common Stock”), shown opposite such Purchaser’s name on Schedule 1, at a price of $3.83 per share (the “Purchased Shares”), for an aggregate purchase price to be paid by such Purchaser (the “Purchase Price”) in the amount shown opposite such Purchaser’s name on Schedule 1.

2.2           Issuance of Warrants. As additional consideration for each Purchaser’s agreement to the terms and conditions of this Agreement, the Issuer shall issue to each Purchaser a warrant in substantially the form attached hereto as Exhibit A to purchase a number of shares of Common Stock equal to the product of (a) the number of Purchased Shares purchased by such Purchaser, times (b) 0.20, on the additional terms and conditions set forth in Exhibit A (the “Warrants”).

3.            Closing. The execution and delivery of this agreement, payment by each Purchaser and the consummation of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Jackson Walker L.L.P., 112 E. Pecan St., Suite 2400, San Antonio, Texas 78205 on May 25, 2007 (the “Closing Date”).

4.            Purchasers’ Representations and Warranties. Each Purchaser, severally and not jointly, hereby represents and warrants to the Issuer that:

4.1          Organization; Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Purchaser has the requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to consummate the transactions hereunder and otherwise to carry out its obligations hereunder. The purchase by Purchaser of the Purchased Shares and the Warrants has been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and except to the extent that the enforceability of the indemnification provisions of Section 9.1 relating to registration rights granted hereunder may be limited by applicable laws.

4.2          Compliance with Laws and Other Instruments. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby do not conflict with or result in any violation of or default under any provision of any charter, bylaws, trust agreement, partnership agreement, or other organizational document, as the case may be, of the Purchaser or any agreement, certificate, or other instrument to which the Purchaser is a party or by which the Purchaser or, to Purchaser’s knowledge, any of its properties is bound, or any permit, franchise, judgment, decree, statute, rule, regulation, or other Law applicable to the Purchaser or the business or properties of the Purchaser.

4.3          Consents. No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental or regulatory department, agency or authority having jurisdiction over the Purchaser or its business or properties is required for the execution

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and delivery of this Agreement by the Purchaser or the performance of the Purchaser’s obligations and duties hereunder.

4.4          Investment Intent. Such Purchaser is acquiring the Purchased Shares and Warrants solely for the Purchaser’s own account for investment purposes, and not with a view to, or for offer or sale in connection with, any distribution of the Purchased Shares or Warrants in violation of the Securities Act of 1933, as amended (the “Securities Act”). No other person has a beneficial interest in the Purchased Shares or Warrants, and no other person has furnished or will furnish directly or indirectly, any part of or guarantee the payment of any part of the Purchase Price. Such Purchaser does not intend to dispose of all or any part of the Purchased Shares, Warrants or Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) except in compliance with the provisions of the Securities Act and applicable state securities laws, and understands that the Purchased Shares and Warrants are being offered pursuant to one or more specific exemptions under the provisions of the Securities Act, which exemption(s) depend(s), among other things, upon compliance with the provisions of the Securities Act.

4.5          Access to Information. Such Purchaser acknowledges that it has (a) had access to the SEC Filings and (b) been provided a reasonable opportunity to ask questions of and receive answers from representatives of the Issuer regarding such matters.

4.6          Nature of Purchasers. Such Purchaser represents and warrants to, and covenants and agrees with, Issuer that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the SEC pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares and Warrants, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

4.7          Knowledge and Experience. Such Purchaser is experienced in evaluating and investing in the securities of businesses in the Issuer’s industry, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchased Shares and Warrants and of protecting its interests in connection with an acquisition of the Purchased Shares and Warrants. Such Purchaser understands that the acquisition of the Purchased Shares and Warrants is a speculative investment and involves substantial risks and the Purchaser could lose its entire investment in the Purchased Shares and Warrants.

4.8          Suitability and Reliance on Own Advisors. Such Purchaser has carefully considered, and has, to the extent the Purchaser deems it necessary, discussed with the Purchaser’s own professional legal, tax and financial advisers the suitability of an investment in the Purchased Shares and Warrants for the Purchaser’s particular tax and financial situation, and the Purchaser has determined that the Purchased Shares and Warrants are a suitable investment for the Purchaser. Such Purchaser has not relied upon the Issuer or its advisers for legal or tax advice.

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4.9          Ability to Bear Risk of Loss. Such Purchaser is financially able to hold the Purchased Shares, Warrants and Warrant Shares subject to restrictions on transfer for an indefinite period of time, and is capable of bearing the economic risk of losing up to the entire amount of its Purchase Price.

4.10       Non-Registered Common Stock. Such Purchaser acknowledges that the offer and sale of the Purchased Shares and Warrants have not been registered under the Securities Act or any state securities laws and the Purchased Shares, Warrants and Warrant Shares may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available. Such Purchaser understands that the offer and sale of the Purchased Shares and Warrants are intended to be exempt from registration under the Securities Act, based, in part, upon the representations, warranties and agreements of such Purchaser contained in this Agreement.

4.11       Truth and Accuracy. All representations and warranties made by such Purchaser in this Agreement are true and accurate as of the date hereof and shall be true and accurate as of the Closing. If at any time prior to the Closing any representation or warranty shall not be true and accurate in any respect, such Purchaser shall so notify the Issuer.

4.12       Brokers or Finders. Such Purchaser has not dealt with any broker or finder other than the Placement Agent in connection with the transactions contemplated by the Agreement, and has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agent’s commissions or any similar charges in connection with the transactions contemplated by the Agreement.

4.13       Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Issuer, the Placement Agent or any other Person regarding the transactions contemplated hereby and by the MLP Purchase Agreement, the Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, effected or agreed to effect any transactions in the securities of the Issuer (including, without limitation, any Short Sales involving the Issuer’s securities). Notwithstanding the foregoing, in the case of a Purchaser that is, (i) a broker dealer or an affiliate of a broker dealer whereby the employees responsible for the proprietary trading and market making functions of such Purchaser are separated by an information barrier maintained according to polices and procedures reasonably designed to prevent the flow of information across such barriers, from the employees responsible for the purchase of the securities that are the subject of this Agreement, or (ii) individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement, or, in the case of a broker dealer only with respect to the portion of assets managed by the employees that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all

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disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.            Issuer’s Representations and Warranties. The Issuer hereby represents and warrants to the Purchasers that:

5.1          Corporate Existence; Authority. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and it has all requisite corporate power and authority to carry on its business as it is now being conducted. The individual executing and delivering this Agreement on behalf of the Issuer has been duly authorized to execute and deliver this Agreement on behalf of the Issuer, and the signature of such individual is binding upon the Issuer. All corporate action on the part of the Issuer, its officers, directors and stockholders necessary for the authorization of this Agreement and the Warrants, the performance of all obligations of the Issuer hereunder and thereunder and the authorization, sale, issuance and delivery of the Purchased Shares pursuant hereto and the Warrant Shares pursuant to the Warrants has been taken.

5.2          Enforceability. The Issuer has duly executed and delivered this Agreement and the Warrants and (subject to its execution by the Purchasers) each such agreement constitutes a valid and binding agreement of the Issuer enforceable in accordance with its terms against the Issuer, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors generally and general principles of equity governing specific performance, injunctive relief or other equitable remedies and except to the extent that the enforceability of the indemnification provisions of Section 9.1 relating to registration rights granted hereunder may be limited by applicable laws.

5.3          Capitalization. The authorized capital of the Issuer consists, or will consist immediately prior to the Closing, of:

(a)          Preferred Stock. 1,000,000 shares of Preferred Stock, par value $0.01 per share, of which (i) 100,000 shares have been designated Series A Preferred Stock, par value $100.00 per share (the “Series A Preferred Stock”), of which no shares are issued and outstanding; (ii) 45,741 shares have been designated Series B 8% Cumulative Convertible Preferred Stock, par value $100.00 per share (the “Series B Preferred Stock”), of which no shares are issued or outstanding; and (iii) 45,471 shares have been designated as Series 1995-B 8% Cumulative Convertible Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding.

(b)          Common Stock. 200,000,000 shares of Common Stock of which 42,878,725 shares are issued and outstanding as of the date of this Agreement.

(c)          All of the outstanding shares of Common Stock of the Issuer (i) have been duly and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and (ii) were issued in compliance with all applicable state and Federal laws concerning the issuance of securities or pursuant to valid exemptions therefrom. The Purchased Shares, Warrants and Warrant Shares have been duly authorized and when issued and delivered

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to the Purchasers against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable and the issuance of such Purchased Shares, Warrants and Warrant Shares will not be subject to any preemptive or similar rights.

(d)          Prior to giving effect to the transactions set forth herein, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights to purchase or otherwise acquire from the Issuer any shares of, or any securities convertible into, the capital stock of the Issuer except as disclosed in the SEC Filings.

(e)          Except as disclosed in the SEC Filings, no stockholders of the Issuer have any right to require the registration of any securities of the Issuer or to participate in any such registration.

5.4          Formation of Subsidiaries. Each of the Subsidiaries has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its state of formation, with all requisite corporate, limited partnership or limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as currently conducted. Each of the Subsidiaries is duly qualified, registered or licensed to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases property, or in which the nature of the business conducted by it makes such qualification necessary (except where the failure to be so qualified or registered or in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect).

5.5          Ownership of Subsidiaries. The Issuer owns, directly or indirectly, all of the capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary free and clear of any and all liens, encumbrances and restrictions, and the issued and outstanding capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Neither the Issuer nor any Subsidiary is a party to any material joint venture, partnership or similar arrangement or has any ownership interest in any other entity that is material to the Issuer and not disclosed in the SEC Filings other than as contemplated by the transactions set forth in the MLP Purchase Agreement.

5.6          No Conflicts. The issuance and sale of the Purchased Shares and the Warrants to the Purchasers as contemplated hereby and the performance of this Agreement will not violate or conflict with (i) the Issuer’s Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) any material agreements to which the Issuer is a party or by which it is otherwise bound or (iii) any statute, rule or regulation (federal, state, local or foreign) to which it is subject, except, in the case of (iii) above, where such violation or conflict could not reasonably be expected to have a Material Adverse Effect.

5.7        SEC Documents. (a)  All reports and other documents filed or furnished by the Issuer pursuant to the Exchange Act through the SEC’s Electronic Data Gathering, Analysis and Retrieval system prior to the date hereof (collectively, the “SEC Filings”) are publicly available for viewing by the Purchasers. The SEC Filings are the only filings required of the Issuer

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pursuant to the Exchange Act for such period. At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Filing. The Issuer has included in the Annual Report a list of all material agreements, contracts and other documents that it reasonably believes are required to be filed as exhibits to the Annual Report.

(b)          The financial statements of the Issuer included in the annual report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”) and the quarterly report on Form 10-Q for the three months ended March 31, 2007 (the “Quarterly Report”), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or otherwise, or (ii) as to the Quarterly Report, to the extent it may exclude footnotes) and fairly present in all material respects the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The Issuer has not had any disagreement with, and the Issuer has not changed, its independent public accounting firm during the periods covered by the SEC Filings.

5.8          Litigation. Except as disclosed in the SEC Filings, there is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of the Issuer, threatened against or relating to the Issuer or its properties or business, that if determined adversely to the Issuer could reasonably be expected to have a Material Adverse Effect.

5.9          No Material Adverse Change. Since the date of the Annual Report, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Issuer, and no event has occurred or circumstance exists that may result in such a material adverse change except for such changes as may have occurred in the oil and gas industry generally or in the national or world economy.

5.10       Environmental. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)          The operations and activities of the Issuer and each of its Subsidiaries are and have at all times been in compliance with all Environmental Laws and Regulations.

(b)          The Issuer and each of its Subsidiaries have obtained and are in compliance in all material respects with all requirements, permits, licenses and other authorizations which are required with respect to its operations, under all applicable Environmental Laws and Regulations.

(c)          The Issuer and each of its Subsidiaries are not subject to any civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received, or threatened pursuant to any applicable Environmental Laws and Regulations, which has not been abated.

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(d)          Neither the Issuer nor any of its Subsidiaries have received any written notification asserting any alleged liability or obligation under any applicable Environmental Laws and Regulations with respect to the Release or threatened Release of any Hazardous Materials at any real property now or previously owned, leased, operated or utilized by the Issuer or any of its Subsidiaries, and there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notification.

(e)          No Hazardous Materials have been Released at, on, under or from any property currently owned, operated or previously owned or operated by the Issuer or any of its Subsidiaries in violation of Environmental Laws and Regulations or in a manner that could give rise to any liability under Environmental Laws and Regulations, or for which remedial or corrective action may be required under applicable Environmental Laws and Regulations.

(f)           The Issuer and its Subsidiaries have provided to the Purchasers true and complete copies of all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession or control of and relating to the properties or operations of the Issuer and its Subsidiaries.

(g)          The representations and warranties made in this Section 5.10 are the exclusive representations and warranties relating to environmental matters made to the Purchasers by the Issuer.

5.11       No Consents. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Issuer or any of its properties is required for the issuance and sale of the Purchased Shares and Warrants by the Issuer or for the consummation by Issuer of the transactions contemplated hereunder, except in each case for such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained, (ii) as may be required under federal or state securities or blue sky laws in connection with the purchase or registration of the Purchased Shares or (iii) the failure of which to obtain would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.12       Compliance with Laws, Other Instruments. The execution, delivery and performance by the Issuer of this Agreement will not (a) contravene, result in any breach of, or constitute a default under or result in the creation of any lien in respect of any property of the Issuer under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other material agreement or instrument to which the Issuer is bound or by which the Issuer or any of its respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Issuer or (c) materially violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Issuer.

5.13       Observance of Agreements, Statutes and Orders. The Issuer is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation

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environmental laws) of any Governmental Authority which default or violation could reasonably be expected to have a material adverse effect upon the operations or financial condition of the Issuer.

5.14       Private Placement. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the offer, sale and issuance of the Purchased Shares and Warrants to the Purchasers are exempt from the registration requirements of the Securities Act, and the securities laws of any state having jurisdiction with respect thereto and neither the Issuer nor any of its Subsidiaries has taken any action that would cause the loss of such exemption.

5.15       Brokers or Finders. Except for the Placement Agent (which has acted as a finder for the transactions contemplated by the Agreement), the Issuer has not dealt with any broker or finder in connection with the transactions contemplated by the Agreement, and except for certain fees and expenses payable by the Issuer to the Placement Agent, the Issuer has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage of finders’ fees or agents commissions or any similar charges in connection with the transactions contemplated by the Agreement.

5.16       No Integrated Offering. Neither the Issuer nor any of its Affiliates, nor, to the Issuer’s knowledge, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of the Issuer or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Issuer on Section 4(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the transactions contemplated hereby or that would require such registration the Securities Act.

5.17       Foreign Corrupt Practices Act. Neither the Issuer nor, to the Issuer’s knowledge, any of its current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Issuer has on behalf of the Issuer or in connection with its business, taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Issuer has conducted its businesses in compliance with the FCPA and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

5.18       Internal Controls. The Issuer is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Issuer. The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with

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generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Issuer and has designed such disclosure controls and procedures with the intent of ensuring that material information relating to the Issuer is made known to the certifying officers by others within those entities, particularly with respect to the period covered by the Issuer’s most recently filed period report under the Exchange Act. Under the supervision and with the participation of the Issuer’s management, the Issuer evaluated the effectiveness of the Issuer’s disclosure controls and procedures as of the end of the most recent periodic reporting period under the Exchange Act (such date, the “Evaluation Date”). The Issuer presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and such conclusions are accurate in all material respects. Since the Evaluation Date, there have been no significant changes in the Issuer’s internal controls (as such term is defined in Item 308(c) of Regulation S-K) or, to the Issuer’s knowledge, in other factors that could significantly affect the Issuer’s internal controls. The Issuer maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles and the applicable requirements of the Exchange Act.

5.19       Listing. The Common Stock of the Issuer is listed and posted for trading on the AMEX and the Issuer has not received any notification (written or oral) from the AMEX to the effect that the Issuer is not in compliance with the listing or maintenance requirements of the AMEX.

5.20       Use of Proceeds. The Issuer will use the proceeds from the issuance of the Purchased Shares and the Warrants to repay that portion of the Issuer’s outstanding indebtedness, including the Issuer’s Floating Rate Senior Secured Notes currently outstanding not assumed by the MLP and its Subsidiaries and to pay the costs, fees and expenses associated with the transactions contemplated by this Agreement and for general corporate and working capital purposes. Following the application of the proceeds from the issuance of the Purchased Shares and the Warrants and the consummation of the transactions contemplated by the MLP Purchase Agreement, the Issuer will have no indebtedness for borrowed money.

5.21       Title to Properties and Assets; Liens, Etc. Each of the Issuer and its Subsidiaries has good and marketable title to its properties and assets other than its oil and gas properties, including the properties and assets reflected in the SEC Filings, and defensible title to its leasehold estates including its oil and gas properties, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from Taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of each of the Issuer and its Subsidiaries, (c) those that have otherwise arisen in the ordinary course of business, and those that have been granted in favor of the lenders under the Issuers’ Senior Credit Agreement and the holders of the Floating Rate Senior Secured Notes. The Issuer and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

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5.22	Intellectual Property.

(a)          Each of the Issuer and its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Issuer or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b)          Neither the Issuer nor any of its Subsidiaries has received any communications alleging and to its knowledge, that there is no basis for any allegation that Each of the Issuer and its Subsidiaries has violated or would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(c)          Neither the Issuer nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to each of the Issuer and its Subsidiaries. Each of the Issuer and its Subsidiaries does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by Each of the Issuer and its Subsidiaries.

5.23       Tax Returns and Payments. Each of the Issuer and its Subsidiaries has filed all Tax Returns (federal, state and local) required to be filed, or has properly filed extensions for filing such Tax Returns, and all such returns are true, correct and complete in all material respects. All Taxes shown to be due and payable on such returns, any assessments imposed, and all other Taxes due and payable by each of the Issuer and its Subsidiaries, or any predecessor on or before the Closing, have been paid or will be paid prior to the time they become delinquent or are being contested in good faith by appropriate proceedings. Neither the Issuer nor any of its Subsidiaries has been advised (a) that any of its returns, federal, state or other, have been or are being audited, or (b) of any deficiency, assessment or proposed judgment with regard to its federal, state or other Taxes. There is no liability for any Tax to be imposed upon the properties or assets of each of the Issuer and its Subsidiaries that is not adequately provided for in accordance with generally accepted accounting principles.

There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of each of the Issuer and its Subsidiaries. Each of the Issuer and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Neither the Issuer nor any of its Subsidiaries waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

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Neither the Issuer nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal Income tax return (other than a group the common parent of which was the Issuer) or (B) has liability for the Taxes of any Person (other than Each of the Issuer and its Subsidiaries) under Reg. §1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

Neither the Issuer nor any of its Subsidiaries participated in any “reportable transaction” or “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4 or 1.6011-4T.

Neither the Issuer nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(A) change in method of accounting for a taxable period ending on or prior to the Closing Date;

(B) “closing agreement” as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

(C) intercompany transactions or any excess loss account described in Treasury Regulations under Code §1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

(D) installment sale or open transaction disposition made on or prior to the Closing Date; or

(E) prepaid amount received on or prior to the Closing Date.

Neither the Issuer nor any of its Subsidiaries distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

“Tax” or “Taxes” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, goods and services, alternative or add-on minimum or other tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to Tax or additional amounts in respect of the foregoing; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, joint or several liability for being a member of an affiliated, consolidated, combined, unitary or other group for any period, or otherwise by operation of law, and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other Person.

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“Tax Return” means any return, report, statement, information return or other document (including any schedule or attachment thereto) filed or required to be filed with any taxing authority with respect to the determination, assessment or collection of, or otherwise with respect to, Taxes.

5.24	Employees; Employee Benefits.

(a)          The Issuer has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Issuer’s knowledge, threatened with respect to the Issuer. To the Issuer’s knowledge, no employee of each of the Issuer and its Subsidiaries, nor any consultant with whom each of the Issuer and its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, each of the Issuer and its Subsidiaries because of the nature of the business to be conducted by each of the Issuer and its Subsidiaries; and to the Issuer’s knowledge the continued employment by each of the Issuer and its Subsidiaries of its present employees, and the performance of each of the Issuer and its Subsidiaries’ contracts with its independent contractors, will not result in any such violation. Neither the Issuer nor any of its Subsidiaries received any notice alleging that any such violation has occurred. Neither the Issuer nor any of its Subsidiaries is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with each of the Issuer and its Subsidiaries, nor does each of the Issuer and its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

(b)          Neither the Issuer nor any of its Subsidiaries is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. Each of the Issuer and its Subsidiaries has complied in all material respects with (i) all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, collective bargaining, and the payment and withholding of taxes and other sums as required by law and (ii) all applicable laws relating to the Benefit Plans. Each of the Issuer and its Subsidiaries has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of each of the Issuer and its Subsidiaries and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing. The only “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) sponsored by each of the Issuer and its Subsidiaries is the Issuer’s 401(k) plan.

(c)          None of the Benefit Plans is a “multiemployer plan” as such term is defined in Section 3(37) of ERISA. Each Benefit Plan which is intended to be qualified under Section 401(a) of the Code is so qualified. Neither the Issuer nor any of its Subsidiaries is and has not ever been (i) members of a “controlled group of corporations,” under “common control” or an “affiliated service group” within the meaning of Sections 414(b), (c) or (m) of the Code, (ii) required to be aggregated under Section 414(o) of the Code or (iii) under “common control,” within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or

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proposed under any of the foregoing Sections, in each case with any other entity (an “ERISA Affiliate”).

(d)          The execution and delivery of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (1) constitute an event under any Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer, director or independent contractor of each of the Issuer and its Subsidiaries or (2) result in the triggering or imposition of any restrictions or limitations on the right of each of the Issuer and its Subsidiaries to amend or terminate any Benefit Plan (or result in any adverse consequence for any such action). No payment or benefit that will or may be made in connection with the transactions contemplated by this Agreement will be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.

(e)          There is no pending litigation, audit, investigation or other proceeding relating to any Benefit Plan or to the employment, termination of employment, compensation or employee benefits of any current or former employee, director or independent contractor nor, to the knowledge of the Issuer, is any such litigation, audit, investigation or other proceeding threatened.

5.25       Registration Rights and Voting Rights; Preemptive Rights.       The Issuer is presently not under any obligation, and has not granted any rights, to register any of the Issuer’s presently outstanding securities or any of its securities that may hereafter be issued pursuant to the terms of the Securities Act. No stockholder of the Issuer has entered into any agreement with respect to the voting of equity securities of the Issuer. No stockholder of the Issuer has any preemptive or similar rights.

5.26       Insurance            All insurance policies of the Issuer are in full force and effect and provide coverage customary for companies similarly situated to the Issuer. The Issuer’s insurance policies are in amounts and have coverages as required by any agreement to which the Issuer or its Subsidiaries is a party.

5.27       Full Disclosure        The Issuer has provided the Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Purchased Shares. The information provided by the Issuer pursuant to this Agreement included in the PowerPoint Presentation was prepared in good faith with a reasonable basis therefor.

6.            Issuer Closing Deliveries. At the Closing, subject to the terms and conditions hereof, the Issuer will deliver, or cause to be delivered, to each Purchaser:

6.1          MLP Closing. Confirmation that all conditions to closing set forth in MLP Purchase Agreement shall have been satisfied in all material respects or the fulfillment of any such conditions shall have been waived, except for those conditions that, by their nature, will be satisfied concurrently with the MLP Closing.

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6.2          Opinion of Issuer’s Counsel. Each Purchaser shall have received from Jackson Walker L.L.P., counsel for the Issuer, an opinion, dated as of the Closing, substantially in the form of Exhibit B.

6.3          Certificates. A certificate or certificates (bearing the legend set forth in Section 8.3) representing the Purchased Shares and the Warrants and meeting the requirements of the Bylaws, free and clear of any liens, other than transfer restrictions under applicable federal and state securities laws;

6.4          Secretary’s Certificate. Purchasers shall have received from the Issuer’s Secretary or Assistant Secretary, a certificate having attached thereto (i) the Articles of Incorporation as in effect at the time of the Closing, (ii) the Issuer’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated by this Agreement and the Warrants, (iv) a list of the officers of the Issuer who are authorized to sign this Agreement and the Warrants, (v) specimen signatures of such authorized officers and (vi) good standing certificates (including tax good standing) with respect to the Issuer from the applicable authorities in Nevada and Texas.

7.            Purchaser Closing Deliveries. At the Closing, subject to the terms and conditions hereof, the Issuer will deliver, or cause to be delivered, to each Purchaser:

7.1          MLP Closing. Confirmation that all conditions to close set forth in MLP Purchase Agreement shall have been satisfied in all material respects or the fulfillment of any such conditions shall have been waived, except for those conditions that, by their nature, will be satisfied concurrently with the MLP Closing.

7.2          Payment of Purchase Price. Such Purchaser shall have delivered, by wire transfer of immediately available funds, the Purchase Price specified in Section 2, and the Issuer shall have received gross proceeds equal to at least $20.0 million in the aggregate pursuant to the transactions contemplated by this Agreement.

8.	Restrictions on Transfer.

8.1          Resale Restrictions. Each Purchaser understands that the offer and sale of the Purchased Shares and Warrants to the Purchasers have not been registered under the Securities Act or under any state laws. Each Purchaser agrees, severally and not jointly, with the other Purchasers, not to offer, sell or otherwise transfer the Purchased Shares or Warrant Shares, or any interest in the Purchased Shares or Warrant Shares, unless (i) the offer and sale is registered under the Securities Act, (ii) the Purchased Shares or Warrant Shares, as applicable, may be sold in accordance with the applicable requirements and limitations of Rule 144 under the Securities Act and any applicable state laws and, if American Stock Transfer and Trust Company, as transfer agent for the Issuer, reasonably requests, such Purchaser delivers to the Issuer an opinion of counsel (at the expense of the Issuer) to such effect, or (iii) such Purchaser delivers to the Issuer an opinion of counsel (at the expense of the Issuer) reasonably satisfactory to the Issuer that the offer and sale is otherwise exempt from Securities Act registration. Notwithstanding the foregoing subsections (ii) and (iii), no opinion shall be required for transfers by a Purchaser to its Affiliates.

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8.2          Short Selling Acknowledgement and Agreement. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that coverage of short sales of securities “against the box” prior to the effective date of a registration statement is a violation of Section 5 of the Securities Act. Each Purchaser agrees, severally and not jointly, that it will not engage in any Short Sales that result in the disposition of the Common Stock acquired hereunder by the Purchaser until such time as the Registration Statement is declared effective; provided, however, that any Purchaser may enter into a cash settled derivative, total return swap or similar transaction with respect to the Purchased Shares purchased by it, subject to compliance with all applicable rules and regulations of the Commission. No Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Issuer otherwise owned by such Purchaser or borrowed from a broker after the time that the transactions contemplated by this Agreement are first publicly announced.

8.3          Restrictive Legend. Each Purchaser understands and agrees that a legend in substantially the following form will be placed on the certificates or other documents representing the Purchased Shares and Warrant Shares:

“THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE OFFER AND SALE IS EXEMPT FROM SECURITIES ACT REGISTRATION, AND THE TERMS OF SECTION 8.1 OF THE PURCHASE AGREEMENT PURSUANT TO WHICH THE SHARES OF COMMON STOCK WERE ORIGINALLY PURCHASED AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH. A COPY OF THE PURCHASE AGREEMENT IS ON FILE AT THE CORPORATE OFFICE OF THE CORPORATION.”

8.4          Illiquid Investment. Each Purchaser acknowledges and agrees that it must bear the economic risk of its investment in the Purchased Shares and Warrant Shares for an indefinite period of time, until such time as the Purchased Shares or Warrant Shares, as applicable, are registered or an exemption from registration is available.

9.	Registration of the Purchased Shares; Compliance with the Securities Act.
9.1	Registration Procedures and Other Matters. The Issuer shall:

(a)          subject to receipt of necessary information from the Purchasers after prompt request from the Issuer to the Purchasers to provide such information, promptly following the Closing but no later than the 30th day following the Closing Date (the “Filing Date”), prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 or such other successor form (except that if the Issuer is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall

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be on Form S-1 or any successor form) (a “Registration Statement”) to enable the resale of the Registrable Securities, by the Purchasers or their transferees from time to time over the AMEX or any other national exchange on which the Issuer’s Common Stock is then traded, or in privately-negotiated transactions. No Purchaser may include any shares of Registrable Securities in the Registration Statement pursuant to this Agreement unless such Purchaser furnishes to the Issuer in writing within ten business days after receipt of request therefor, such requested information;

(b)          use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers after prompt request from the Issuer to the Purchasers to provide such information, to cause the Registration Statement to become effective prior to the 90th day following the Closing Date (the “Effectiveness Date”);

(c)          use its commercially reasonable efforts to cause such Registration Statement to remain continuously effective and prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the “Prospectus”) (and the applicable Exchange Act reports incorporated therein by reference, so filed on a timely basis) as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period ending on the date that is, with respect to each Purchaser’s Registrable Securities, the earlier of (i) the date on which the Purchaser may sell all Registrable Securities then held by the Purchaser without restriction under Rule 144(k) (or any similar provision then in force under the Securities Act), or (ii) such time as all Registrable Securities purchased by such Purchaser have been sold or otherwise transferred pursuant to a registration statement or otherwise;

(d)          so long as a Purchaser holds Registrable Securities, provide copies to and permit a single legal counsel designated by the Purchasers to review the Registration Statement and all amendments and supplements thereto, no fewer than three business days prior to their filing with the SEC, and not file any Registration Statement, amendment or supplement thereto to which a holder of the Registrable Securities reasonably objects in writing within such three business day period;

(e)          furnish to the Purchasers with respect to the Registrable Securities included in the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary Prospectuses (“Preliminary Prospectuses” and individually, “Preliminary Prospectus”) in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers; provided, however, that the obligation of the Issuer to deliver copies of Prospectuses or Preliminary Prospectuses to the Purchasers shall be subject to the receipt by the Issuer of reasonable assurances from the Purchasers that the Purchasers will comply with the applicable prospectus delivery requirements under the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses by the Purchasers;

(f)           file documents required of the Issuer for customary blue sky clearance in states specified in writing by the Purchasers and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Issuer is required to maintain the

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effectiveness of the Registration Statement pursuant to Section 9.1(b); provided, however, that the Issuer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(g)          promptly notify the Purchasers after it receives notice of the time when the Registration Statement has been declared effective by the SEC, or when a supplement or amendment to any Registration Statement has been filed with the SEC;

(h)          advise the Purchasers, promptly: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and (ii) at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of an event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)           upon request and subject to appropriate confidentiality obligations, furnish to each Purchaser copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(j)           in the case of an Underwritten Offering, furnish upon request, (i) an opinion of counsel for the Issuer dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “cold comfort” letter, dated the date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Issuer’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities and such other matters as such underwriters or Purchasers may reasonably request;

(k)          otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(l)           make available to the appropriate representatives of the managing underwriter and the Purchasers access to such information and Issuer personnel as is reasonable

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and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Issuer need not disclose any such information to any such representative unless and until such representative has entered into or is otherwise subject to a confidentiality agreement with the Issuer satisfactory to the Issuer; and

(m)         cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Issuer are then listed.

The Issuer agrees that, if any Purchaser could reasonably be deemed to be an “underwriter”, as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of Registrable Securities and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Purchaser Underwriter Registration Statement”), then the Issuer will cooperate with such Purchaser in allowing such Purchaser to conduct customary “underwriter’s due diligence” with respect to the Issuer and satisfy its obligations in respect thereof. In addition, at any Purchaser’s request, the Issuer will furnish to such Purchaser, on the date of the effectiveness of any Purchaser Underwriter Registration Statement and thereafter from time to time on such dates as such Purchaser may reasonably request, (i) a letter, dated such date, from the Issuer’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Purchaser, and (ii) an opinion, dated as of such date, of counsel representing the Issuer for purposes of such Purchaser Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including standard “10b-5” assurances for such offering, addressed to such Purchaser. The Issuer will also permit legal counsel to such Purchaser to review and comment upon any such Purchaser Underwriter Registration Statement at least five business days prior to its filing with the SEC and all amendments and supplements to any such Purchaser Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Purchaser Underwriter Registration Statement or amendment or supplement thereto in a form to which such Purchaser’s legal counsel reasonably objects.

9.2          Failure of Registration Statement to Become Effective. The Issuer and the Purchasers agree that the Purchasers will suffer damages if the Registration Statement is not declared effective on or prior to the Effectiveness Date. The Issuer and the Purchasers further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not declared effective on or prior to the Effectiveness Date, the Issuer shall pay as liquidated damages, and not as a penalty, 1% of (i) the Purchase Price multiplied by (ii) the number of Registrable Securities then held by such Purchaser (such product being the “Liquidated Damages Amount”) per 30-day period (which shall be pro rated for such periods less than thirty (30) days) until the Registration Statement is declared effective. The Liquidated Damages Amount will be paid in cash, unless the Issuer certifies that such cash payment would result in a breach under its credit facility or other documents evidencing indebtedness, then the Issuer may pay the Liquidated Damages Amount in kind in the form of additional Common Stock. The determination of the number of shares of Common Stock to be issued as the Liquidated Damages Amount shall be equal to the Liquidated Damages Amount divided by the lesser of (i) the Purchase Price per share; and (ii) the closing

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price of the Issuer’s Common Stock on the AMEX on the date on which the Liquidated Damages payment is due. In no event shall the Issuer be required to issue fractional shares pursuant to the terms of this Section 9.2 and all fractional shares shall be rounded down to the next lowest number of whole shares. The parties agree that the amounts set forth in this Section 9.2 represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that will be incurred by the Purchasers if the Registration Statement is not declared effective on or prior to the Effectiveness Date. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the total number of shares of Common Stock that the Issuer shall be required to issue pursuant to this Agreement exceed the maximum number of shares of Common Stock that the Issuer can issue without stockholder approval pursuant to any rule of the American Stock Exchange, or any other national exchange on which the Issuer’s Common Stock is then traded including, without limitation, Section 713 of the American Stock Exchange Listing Standards, Policies and Requirements, subject to equitable adjustments from time to time for stock-splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of this Agreement.

9.3	Transfer of Shares After Registration; Suspension.

(a)          Each Purchaser agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 9.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Issuer in writing of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

(b)          Except in the event that paragraph (c) below applies, the Issuer shall if deemed necessary by the Issuer: (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) provide the Purchasers copies of any documents filed pursuant to Section 9.3(b)(i), and (iii) inform each Purchaser that the Issuer has complied with its obligations in Section 9.3(b)(i) (or that, if the Issuer has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Issuer will notify the Purchasers to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 9.3(b)(i) hereof when the amendment has become effective).

(c)          In the event of (i) any request by the SEC or any other federal or state Governmental Authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional

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information; (ii) the issuance by the SEC or any other federal or state Governmental Authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Issuer shall promptly deliver a notice in writing to the Purchasers (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchasers will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Purchasers’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Issuer, or until the Purchasers are advised in writing by the Issuer that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Issuer will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as promptly as practicable after the delivery of a Suspension Notice to the Purchasers. Notwithstanding the foregoing, the Issuer shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference in the event that, and for a period (a “Black Out Period”) not to exceed, for so long as this Agreement is in effect, 30 days consecutively in any 90 day period or a total of 90 days in any 12-month period if either (A) any action by the Issuer pursuant to this Section 9.3(c) would violate applicable law or (B) (x) an event occurs and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Issuer’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (y) (1) the Issuer determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Issuer or (2) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed in any relevant jurisdiction.

(d)          Provided that a Suspension or a Black Out Period is not then in effect, the Purchasers may sell Registrable Securities under the Registration Statement in the manner set forth under the caption “Plan of Distribution” in the Prospectus, provided that each arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Issuer agrees to provide an adequate number of current Prospectuses to the Purchasers and to supply copies to any other parties requiring such Prospectuses.

9.4	Indemnification.

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(a)	For the purpose of this Section 9.4:

(i) the term “Selling Stockholder” shall include the Purchasers and their respective Affiliates;

(ii) the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 9.1; and

(iii) the term “untrue statement” shall include any untrue statement or alleged untrue statement of a material fact in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)          The Issuer agrees to indemnify and hold harmless each Selling Stockholder and its officers, directors, members and their respective successors and assigns and each Person, if any, who controls such Selling Stockholder within the meaning Section 15 of the Securities Act (collectively, the “Selling Stockholder Indemnified Parties”) from and against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) to which such Selling Stockholder Indemnified Parties may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Issuer contained herein, or failure to comply with the covenants and agreements of the Issuer contained herein, (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any failure by the Issuer to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Issuer will reimburse such Selling Stockholder Indemnified Parties for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Issuer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, (1) an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Selling Stockholder Indemnified Parties specifically for use in preparation of the Registration Statement, (2) a breach of any representations or warranties made by such Selling Stockholder herein, or the failure of such Selling Stockholder Indemnified Parties to comply with its covenants and agreements contained in this Agreement hereof or (3) the use by the Selling Stockholder Indemnified Party of an outdated or defective Prospectus after the Issuer has notified such Selling Stockholder Indemnified Party in writing that the Prospectus is outdated or defective and prior to the receipt by such Selling Stockholder Indemnified Party of a supplemented Prospectus or written notice from the Issuer that the use of the applicable Prospectus may be resumed. The Issuer shall reimburse each Selling Stockholder Indemnified Party for the amounts provided for herein on demand as such expenses are incurred.

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(c)          Each Purchaser agrees to indemnify and hold harmless the Issuer (and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, each officer of the Issuer who signs the Registration Statement and each director of the Issuer) from and against any losses, claims, damages, expenses or liabilities (including reasonable attorney’s fees and expenses) to which the Issuer (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any breach of the representations and warranties of such Purchaser contained herein, (ii) any failure to comply with the covenants and agreements of such Purchaser contained herein, or (iii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Issuer (or such officer, director or controlling person), as the case maybe, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that such Purchaser’s obligation to indemnify the Issuer or any other persons hereunder shall be limited to the amount by which the net amount received by such Purchaser from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement or omission, provided further that, with respect to any indemnification obligation arising under clause (iii) of this paragraph (b), such obligation shall be limited to the net amount received by such Purchaser from the sale of the Registrable Securities included in the Registration Statement in question.

(d)          Promptly after receipt by any indemnified person of a notice of a claim or the commencement of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 9.4 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action or such failure results in the forfeiture by the indemnifying party of substantial rights or defenses) or from any liability otherwise than under this Section 9.4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) only in the event that (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would, in the opinion of counsel for the

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indemnified party, present such counsel with a potential or actual conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(e)          If the indemnification provided for in this Section 9.4 is unavailable to or insufficient to hold harmless an indemnified person under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Issuer, on the one hand, and the Purchaser(s), on the other, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Issuer, on the one hand, or the Purchaser(s), on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Issuer and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), a Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by such Purchaser from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Purchaser’s obligations in this subsection to contribute shall be in proportion to its sale of Registrable Securities to which such loss relates and shall not be joint with any other Selling Stockholders.

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(f)           The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 9.4, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9.4 fairly allocate the risks in light of the ability of the parties to investigate the Issuer and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 9.4, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 9.4 and further agree not to attempt to assert any such defense.

9.5          Registration Expenses. The Issuer will bear all expenses incident to or incurred in connection with the preparation and filing of the Registration Statement whether or not declared effective, including, without limitation, all registration and filing fees and expenses, fees and expenses of compliance with federal and state securities laws or with blue sky laws as provided in Section 9.1(f), any NASD filing fees required to be made in connection with an underwritten offering of the Registrable Securities, application and filing fees and expenses, duplicating and printing expenses, fees and disbursements of counsel to the Issuer (including expenses of legal opinions) and all independent accountants, and fees and expenses of one counsel to the Purchasers, but excluding fees and expenses of any accountants, engineers, consultants or any other advisers to the Purchasers, any underwriting discount or commission and any broker-dealer sales commission that the Purchasers may incur in disposing of their Registrable Securities.

9.6          Termination of Conditions and Obligations. The conditions precedent imposed by this Agreement upon the transferability of the Registrable Securities, shall cease and terminate as to any particular Registrable Securities when the sale of such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering the sale of the Registrable Securities or at such time as an opinion of counsel reasonably satisfactory to the Issuer shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

10.          Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Issuer, to:

Abraxas Petroleum Corporation

500 North Loop 1604 East

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Suite 100

San Antonio, TX 78232

Attention: Robert L.G. Watson

Tel: (210) 490-4788

Fax: (210) 490-8816

(b)	with a copy to:

Jackson Walker L.L.P.

112 E. Pecan St., Suite 2400

San Antonio, TX 78205

Attention: Steven R. Jacobs

Tel: (210) 978-7727

Fax: (210) 242-4650

(c)	if to a Purchaser, at its address on Schedule 1 attached hereto, or at such other address or addresses as may have been furnished to the Issuer in writing

11.          Reliance. Each Purchaser and the Issuer understand and agree that the other party and its respective officers, directors, employees and agents may, and will, rely on the accuracy of the other party’s respective representations and warranties in this Agreement to establish compliance with applicable securities laws. Each Purchaser and the Issuer agree to indemnify and hold harmless all such parties against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur caused or arising from their reliance on such representations and warranties.

12.	Miscellaneous.

12.1       Survival. The representations and warranties made in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

12.2       Assignment. This Agreement is not transferable or assignable, except that the rights of the Purchasers set forth in Section 9 hereof shall be transferable by a Purchaser to its Affiliates and except as permissible pursuant to Section 8.2.

12.3       Execution and Delivery of Agreement. The Issuer shall be entitled to rely on delivery by facsimile transmission of an executed copy of this Agreement, and acceptance by the Issuer of such facsimile copy shall create a valid and binding agreement between the Purchaser and the Issuer.

12.4       Titles. The titles of the sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

12.5       Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

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12.6       Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

12.7       Waiver and Amendment. Except as otherwise provided herein, the provisions of this Agreement may be waived, altered, amended, restated, supplemented or repealed, in whole or in part, only upon the mutual written agreement of the Issuer and Purchasers acquiring in the aggregate a majority of the Purchased Shares purchased pursuant to this Agreement and if any such amendment, modification, restatement or supplement would adversely affect the rights or increase the obligations of any Purchaser hereunder, the approval of such Purchaser will be required for such amendment, modification, restatement or supplement. This Section 12.7 shall not be amended, modified, restated or supplemented without the written approval of 100% of the Purchasers. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against who that waiver is sought to be enforced. No failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder, and no course of dealing between or among any of the parties, shall operate as a waiver of any right, power or privilege hereunder. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on any of the parties in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party to any other or further action in any circumstances without notice or demand.

12.8       Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that this Agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format date file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.9       Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York.

12.10     Submission to Jurisdiction. Each of the parties to this Agreement hereby (a) irrevocably submits to the non-exclusive personal jurisdiction of any New York state or federal court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such New York state or federal court, and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a New York state or federal court, and any claim that any such proceeding brought in a New York state or federal court, has been brought in an inconvenient forum; provided, however, that nothing in this paragraph is intended to waive the right of any of the parties to remove any such action or proceeding commenced in any a New York state court to an appropriate New York federal court to the extent the basis for such removal exists under applicable law. Each of the parties hereby irrevocably agrees that

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service of process may be made on him, her or it by mailing, by certified mail, a copy of such process to such party at his, her or its address for notices specified herein. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of any of the parties to serve legal process in any other manner permitted by law or affect the right of any of the parties to bring any action or proceeding in the courts of any other jurisdictions, domestic or foreign.

12.11     Attorney’s Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney’s fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

12.12     Independent Nature of Purchaser’s Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other present or subsequent purchaser of the Purchased Shares and the Warrants, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any agreement to purchase Purchased Shares and the Warrants. The decision of each Purchaser to purchase Purchased Shares and the Warrants pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser of the Purchased Shares and the Warrants and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer that may have been made or given by any other Purchaser of the Purchased Shares and the Warrants or by any agent or employee of any such Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute such Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Purchaser is in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser of the Purchased Shares and the Warrants has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement and it shall not be necessary for any other Purchaser of the Purchased Shares and the Warrants to be joined as an additional party in any proceeding for such purpose. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement.

12.13     Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Purchased Shares and Warrants from time to time.

12.14     Remedies. The Parties agree that the covenants and obligations in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof would

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cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if any of the parties fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder, then the other parties shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.

ISSUER:

ABRAXAS PETROLEUM CORPORATION

By:          /s/ Chris E. Williford

Name: Chris E. Williford

Title: Executive Vice President, Chief Financial

Officer and Treasurer

[Signature Page to Purchase Agreement]